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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                               ZINDART LIMITED
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

              Hong Kong                        Not Applicable
      -----------------------                ------------------
      (State if incorporation                 (I.R.S. Employee
          or organization)                   Identification No.)


            Flat C & D, 25/F Block 1, Tai Ping Industrial Centre
                  57 Ting Kok Road, Tai Po, N.T., Hong Kong
            -----------------------------------------------------
                   (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:
                                     None

        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(g) of the Act:
          Ordinary Shares represented by American Depositary Shares
          ---------------------------------------------------------
                               (Title of Class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated by reference to the description under the captions "Prospectus Summary," "Description of Shares," and "Description of American Depositary Receipts" on pages 5-6, 40-41, and 42-48 respectively of the Prospectus dated February 3, 1997, contained in Amendment No. 1 to Registrant's Registration Statement on Form F-1 (Registration No. 333-17973) filed on February 3, 1997.

ITEM 2.  EXHIBITS

         1.  Specimen of American Depositary Receipt(1)

         2.  * Memorandum of Association

         3.  * Articles of Association

         4. A copy of pages 5-6, 40-41, and 42-48 of Registrant's Prospectus dated February 3, 1997 incorporated by reference in answer to
             Item 1 above is filed as an exhibit pursuant to Rule 12b-23.


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        (1) To be filed under separate cover.

         * Incorporated by reference to Exhibits 3.1 and 3.2 respectively to Amendment No. 1 to Registrant's Registration Statement on Form F-1 (Registration No. 333-17973) filed on February 3, 1997.


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                                  SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      ZINDART LIMITED

                                      Date: February 18, 1997

                                      By: /s/ Feather S. Y. Fok
                                         ------------------------------------
                                           Feather S. Y. Fok,
                                           Chief Operating Officer,
                                           Chief Financial Officer and Director


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